CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of PolarityTE, Inc. on Form S-3 (No. 333-229584), and on Form S-8 (Nos. 333-227721, 333-225264, 333-203501, 333-211959 and 333-200841) of our reports dated March 15, 2019, on our audits of the consolidated financial statements as of December 31, 2018, October 31, 2018 and October 31, 2017 and for the transition period from November 1, 2018 through December 31, 2018 and for each of the years in the two-year period ended October 31, 2018, and the effectiveness of PolarityTE, Inc.’s internal control over financial reporting as of December 31, 2018, which reports are included in this Transition Report on Form 10-K to be filed on or about March 18, 2019. Our report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 expresses an adverse opinion because of material weaknesses.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

March 15, 2019